Exhibit 8.1

September 30, 2025

Aquaron Acquisition Corp.

515 Madison Ave. 8th Floor

New York, NY 10022

Ladies and Gentlemen:

We have acted as counsel to Aquaron Acquisition Corp., a Delaware corporation (“SPAC”), in connection with the registration statement on Form F-4 of HUTURE Group Limited, an exempted company incorporated in Cayman Islands (“PubCo”) filed with the U.S. Securities and Exchange Commission on the date hereof (the “Registration Statement”) including the proxy statement/prospectus forming a part thereof (the “Proxy Statement/Prospectus”), and the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 12, 2024, by an among PubCo, Bestpath Merger Sub I Limited, an exempted company incorporated in Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”), Bestpath Merger Sub II Inc., a Delaware corporation and a direct wholly-owned subsidiary of PubCo (“Merger Sub 2” and, together with PubCo and Merger Sub 1, each, individually, an “Acquisition Entity” and, collectively, the “Acquisition Entities”), and HUTURE Ltd., an exempted company incorporated in Cayman Islands (the “Holdco”), pursuant to which (1) Merger Sub 1 will merge with and into the Holdco (the “Initial Merger”), and the Holdco will be the surviving corporation of the Initial Merger and a direct wholly owned subsidiary of PubCo, and (2) following confirmation of the effectiveness of the Initial Merger, Merger Sub 2 will merge with and into SPAC (the “SPAC Merger” and together with the Initial Merger, the “Mergers”), and SPAC will be the surviving corporation of the SPAC Merger and a direct wholly owned subsidiary of PubCo. The Initial Merger and the SPAC Merger and the other transactions to be consummated under the Merger Agreement are collectively referred to as the “Business Combination.” At your request, this opinion is being delivered by us in connection with the Registration Statement and the Proxy Statement/Prospectus, pursuant to Section 7.5(d) of the Merger Agreement, concerning relevant U.S. federal income tax matters. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

In preparing this opinion letter, we have examined and relied upon the Merger Agreement, including the exhibits thereto, the Registration Statement and the Proxy Statement/Prospectus, the representation letters of SPAC and Holdco (each of “Representation Party” and together, the “Representation Parties”) delivered to us for purpose of this opinion (the “Representation Letters”) and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion, and we have no reason to believe otherwise in rendering such opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions described in the Registration Statement will be consummated in accordance with the description in the Registration Statement.

In rendering this opinion, we have relied upon the statements, representations, warranties and covenants of officers and other representatives of the Representation Parties, and we have assumed that such statements, representations, warranties and covenants, including those set for the in the Representation letters, are and will continue to be true, correct and complete (and, to the extent relevant, complied with) through the SPAC Merger Effective Time without regard to any qualification as to knowledge, belief, intent, or otherwise.

In rendering this opinion, we have assumed, without any independent investigation or verification thereof, that (i) the Business Combination described in the Merger Agreement will be consummated in accordance with the description in the Merger Agreement and will be effective under applicable state law, and that none of the terms or conditions contained therein will be waived or modified; (ii) the Merger Agreement and the Representation Letters are true, correct and complete in all material respects and will continue to be true, complete, and correct in all respects at all times up to and including the completion of the Business Combination; and (iii) any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion letter, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations contained in the Registration Statement, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, it is our opinion, the Business Combination as described in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences of the Business Combination” and “U.S. Federal Income Tax Considerations of the Business Combination to U.S. Holders of Holdco Ordinary Shares” should qualify as a tax-deferred exchange under Section 351(a) of the Code, and the SPAC Merger should not result in gain being recognized under Sections 367(a)(1) and 368(a) of the Code .

Our opinion is limited to the federal income tax laws of the United States and does not purport to discuss the consequences or effectiveness of the Acquisition Merger under the law of any other jurisdiction. This opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts, assumptions and representations set forth in the Registration Statement and this opinion. If any of the facts, assumptions or representations is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, representation, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise. Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

We are furnishing our opinion in connection with the filing of the Registration Statement, and our opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

No opinion is expressed as to any matter not discussed herein.

Very truly yours,

/s/ Hunter Taubman Fischer & Li LLC

Hunter Taubman Fischer & Li LLC